As filed with the Securities and Exchange Commission on April 7, 2017.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CLIPPER REALTY INC.

(Exact name of registrant as specified in its charter)

Maryland	47-4579660
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4611 12th Avenue, Suite 1L

Brooklyn, NY 11219

(Address of Principal Executive Offices)

Clipper Realty Inc. 2015 Omnibus Incentive Compensation Plan

Clipper Realty Inc. 2015 Non-Employee Director Plan

(Full Title of the Plan)

David Bistricer

Co-Chairman and Chief Executive Officer

Clipper Realty Inc.

4611 12th Avenue, Suite 1L

Brooklyn, NY 11219

(Name and Address of Agent for Service)

(718) 438-2804

(Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Christina T. Roupas, Esq.

Winston & Strawn LLP

35 W. Wacker Dr.

Chicago, IL 60601

(312) 558-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

Large accelerated filer ☐	Non-accelerated filer ☒
Accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share
Omnibus Plan	1,000,000	$13.08	$13,080,000	$1,515.97
Director Plan	350,000	$13.08	$4,578,000	$530.60
TOTAL FEE:				$2,046.57

(1)

This Registration Statement is being filed with the Securities and Exchange Commission (the “SEC”) to register 1,000,000 shares of common stock that may be issued under the Clipper Realty Inc. 2015 Omnibus Incentive Compensation Plan (the “Omnibus Plan”) and 350,000 shares of common stock that may be issued under the Clipper Realty Inc. 2015 Non-Employee Director Plan (the “Director Plan,” and collectively with the Omnibus Plan, the “Plans”). In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional shares of common stock, $0.01 par value per share, which may be issued pursuant to the Plans to prevent dilution from stock splits, stock dividends or similar transactions.

(2)

Estimated, in accordance with Rule 457(c) and Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee, based upon the average of the high and low sale prices for shares of Clipper Realty Inc.’s common stock on the New York Stock Exchange on April 3, 2017.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

We shall send or give to each participant in the Plans the document(s) containing the information specified in Part I of Form S-8 as specified by Rule 428(b)(1) of the Securities Act. In accordance with the rules and regulations of the SEC, such documents are not being filed with or included in this Registration Statement. These documents, and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by Clipper Realty Inc. (the “Registrant”) with the SEC are hereby incorporated by reference in this Registration Statement:

(1)	the Registrant’s Annual Report on Form 10-K filed with the SEC on March 31, 2017;

(2)

the description of the Registrant’s common stock, $0.01 par value per share, contained in its Registration Statement on Form 8-A filed with the SEC on February 9, 2017 pursuant to Section 12(b) of the Exchange Act, including any subsequent amendment or report filed for the purpose of updating such description; and

(3)	the Registrant’s Current Report on Form 8-K, filed with the SEC on February 16, 2017.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Registrant under Items 2.02 or 7.01 of any Current Report on Form 8-K that the Registrant may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this Registration Statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Maryland General Corporation Law

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from:

●	actual receipt of an improper benefit or profit in money, property or services; or

●	active and deliberate dishonesty that is established by a final adverse judgment and is material to the cause of action.

The Registrant’s charter contains a provision that eliminates the liability of the Registrant’s directors and officers to the maximum extent permitted by Maryland law.

Maryland law requires a Maryland corporation (unless its charter provides otherwise, which the Registrant’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with any proceeding to which he or she may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

●	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

●	the director or officer actually received an improper personal benefit in money, property or services; or

●	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under Maryland law, a Maryland corporation also may not indemnify a director or officer in a suit by or on behalf of the corporation in which the director or officer was adjudged liable to the corporation or for a judgment of liability on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct; however, indemnification for an adverse judgment in a suit by or on behalf of the corporation, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the Maryland General Corporation Law (“MGCL”) permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

●	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

●

a written undertaking by the director or officer or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that he or she did not meet the standard of conduct necessary for indemnification by the corporation.

To the maximum extent permitted by Maryland law in effect from time to time, the Registrant’s charter authorizes the Registrant to indemnify any individual who serves or has served, and the Registrant’s bylaws obligate the Registrant to indemnify any individual who is made or threatened to be made a party to or witness in a proceeding by reason of his or her service:

●	as a present or former director or officer; or

●

while a director or officer and at the Registrant’s request, as a director, officer, partner, manager, member or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, limited liability company, employee benefit plan or other enterprise, from and against any claim or liability to which he or she may become subject or that he or she may incur by reason of his or her service in any of these capacities. The Registrant’s charter authorizes the Registrant, and the Registrant’s bylaws require the Registrant, without requiring a preliminary determination of such individual’s ultimate entitlement to indemnification, to pay or reimburse any such individual’s reasonable expenses in advance of final disposition of a proceeding. The Registrant’s charter and bylaws also permit the Registrant to indemnify and advance expenses to any individual who served a predecessor of the Registrant in any of the capacities described above and any employee or agent of the Registrant or a predecessor of the Registrant.

Indemnification Agreements; Directors and Officers Liability Insurance

The Registrant has entered into indemnification agreements with each of its directors and executive officers that provide for indemnification and advance of expenses to the maximum extent permitted by Maryland law.

The Registrant has purchased and maintained insurance on behalf of all of its directors and executive officers against liability asserted against or incurred by them in their official capacities, whether or not the Registrant is required or has the power to indemnify them against the same liability.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description

4.1	Articles of Amendment and Restatement of Clipper Realty Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-11, file number 333-214021).

4.2	Articles Supplementary of Clipper Realty Inc. (incorporated by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form S-11, file number 333-214021).

4.3	Bylaws of Clipper Realty Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-11, file number 333-214021).

4.4	Clipper Realty Inc. 2015 Omnibus Incentive Compensation Plan (incorporated by reference to Exhibit 10.11 to the Registrant’s Registration Statement on Form S-11, file number 333-214021).

4.5	Clipper Realty Inc. 2015 Non-Employee Director Plan (incorporated by reference to Exhibit 10.12 to the Registrant’s Registration Statement on Form S-11, file number 333-214021).

5.1	Opinion of Venable LLP (filed herewith).

23.1	Consent of BDO USA LLP.

23.2	Consent of Venable LLP (included in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included on the signature page of this Registration Statement).

Item 9.  Undertakings.

1.	The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar volume of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act.

(a)(2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(a)(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

(b) The Registrant hereby undertakes that, for purpose of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Clipper Realty Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on this 7 day of April, 2017.

CLIPPER REALTY INC.

By:	/s/ David Bistricer
David Bistricer
Co-Chairman and Chief Executive Officer

Each person whose signature appears below hereby constitutes and appoints David Bistricer his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for the undersigned and in the name of the undersigned, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Bistricer	Co-Chairman of the Board and Chief Executive	April 7, 2017
David Bistricer	Officer
(Principal Executive Officer)

/s/ Lawrence E. Kreider, Jr.	Chief Financial Officer	April 7, 2017
Lawrence E. Kreider, Jr.	(Principal Financial Officer and Principal Accounting Officer)

/s/ Sam Levinson	Co-Chairman of the Board	April 7, 2017
Sam Levinson

/s/ Howard M. Lorber	Director	April 7, 2017
Howard M. Lorber

/s/ Robert J. Ivanhoe	Director	April 7, 2017
Robert J. Ivanhoe

/s/ Roberto A. Verrone	Director	April 7, 2017
Roberto A. Verrone

EXHIBIT INDEX

Exhibit Number	Description

4.1	Articles of Amendment and Restatement of Clipper Realty Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-11, file number 333-214021).

4.2	Articles Supplementary of Clipper Realty Inc. (incorporated by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form S-11, file number 333-214021).

4.3	Bylaws of Clipper Realty Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-11, file number 333-214021).

4.4	Clipper Realty Inc. 2015 Omnibus Incentive Compensation Plan (incorporated by reference to Exhibit 10.11 to the Registrant’s Registration Statement on Form S-11, file number 333-214021).

4.5	Clipper Realty Inc. 2015 Non-Employee Director Plan (incorporated by reference to Exhibit 10.12 to the Registrant’s Registration Statement on Form S-11, file number 333-214021).

5.1	Opinion of Venable LLP (filed herewith).

23.1	Consent of BDO USA LLP.

23.2	Consent of Venable LLP (included in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included on the signature page of this Registration Statement).